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                                                                Exhibit 1(b)1(d)

                                THE GATEWAY TRUST

                               AMENDMENT NO. 3 TO
                SECOND AMENDED AGREEMENT AND DECLARATION OF TRUST
                          DATED AS OF DECEMBER 29, 1992

         THIS AGREEMENT of Amendment made as of the 25th day of August, 1994, by the Trustees acting under and pursuant to that certain Second Amended Agreement and Declaration of Trust dated as of December 29, 1992, (the "Declaration of Trust"), does hereby

                                 WITNESSETH THAT

         WHEREAS, the Trustees have determined that it is advisable to add an additional designated the Cincinnati Series without par value,

         NOW, THEREFORE, the undersigned Trustees, representing a majority of the presently acting Trustees, acting under and pursuant to the authority of
Section 9.7 of the Declaration of Trust, do hereby agree and take action as follows:

         1. ADDITION OF NEW SERIES. Effective as of the date on which Post-Effective Amendment No. 26 to the Registration Statement of The Gateway Trust (Registration No. 2-59895) is filed with the Securities and Exchange Commission (the "Effective Date"), there is hereby added as an additional series of shares of beneficial interests to be offered by the Trust, and pursuant to all of the terms of the Declaration of Trust, the Cincinnati Series, without par value.

         2. AMENDMENT OF SCHEDULE A. At the Effective Date, Schedule A to the Declaration of Trust shall be, for the purpose of giving effect to paragraph 1 above, amended to read as set forth on the Schedule A which is amended hereto and by this reference made a part hereof

         This Amendment may be executed in counterparts.

         IN WITNESS WHEREOF, the undersigned Trustee has subscribed his or her name and executed this Amendment as of the day and year first above written.

         /s/ Stefen F. Brueckner                      /s/ Walter G. Sall

         /s/ Kenneth A. Drucker                       /s/ Peter W. Thayer

         /s/ John F. Lebor


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                                   SCHEDULE A

                                       TO

                        THE GATEWAY TRUST SECOND AMENDED
                       AGREEMENT AND DECLARATION OF TRUST

                              DESIGNATION OF SHARES


1.     Gateway Index Plus Series, without par value

2.     MATRIX Growth Series, without par value

3.     Gateway Government Bond Plus Series, without par value

4.     Gateway Mid Cap Index Series, without par value

5.     Gateway Small Cap Index Series, without par value

6.     Cincinnati Series, without par value